Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	February 26, 2009
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

SIGNIFICANT INCREASES IN 2008 FOURTH QUARTER AND FULL YEAR

EARNINGS FROM CONTINUING OPERATIONS PER DILUTED SHARE AND

REPORTS 2009 GUIDANCE

Consolidated Results of Operations:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income was $46.5 million, or $.93 per diluted share, during the fourth quarter of 2008 as compared to $40.0 million, or $.75 per diluted share, during the comparable prior year quarter. Reported income from continuing operations was $40.5 million, or an increase of 8% to $.81 per diluted share, during the fourth quarter of 2008 as compared to $39.7 million, or $.75 per diluted share, during the comparable prior year quarter.

Reported net income was $199.4 million, or $3.93 per diluted share, during the year ended December 31, 2008 as compared to $170.4 million, or $3.18 per diluted share, during the comparable prior year. Reported income from continuing operations was $192.9 million, or an increase of 19% to $3.80 per diluted share, during the year ended December 31, 2008 as compared to $170.6 million, or $3.18 per diluted share, during the comparable prior year.

After adjusting for the items discussed below applicable to the periods presented, as indicated on the attached Schedules of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedules”), during the fourth quarter of 2008 our adjusted income from continuing operations was $43.7 million, or an increase of 16% to $.87 per diluted share, as compared to $39.7 million, or $.75 per diluted share, during the comparable prior year quarter. Adjusted net income was $41.4 million, or $.82 per diluted share, during the fourth quarter of 2008 as compared to $40.0 million, or $.75 per diluted share, during the comparable prior year quarter.

During the year ended December 31, 2008, our adjusted income from continuing operations was $197.3 million, or an increase of 27% to $3.89 per diluted share, as compared to $164.4 million, or $3.07 per diluted share, during 2007. Adjusted net income was $195.5 million, or $3.85 per diluted share, during the year ended December 31, 2008 as compared to $164.2 million, or $3.07 per diluted share, during 2007.

Net revenues increased 5% to $1.24 billion during the fourth quarter of 2008 as compared to $1.18 billion during the fourth quarter of 2007. Net revenues increased 7% to $5.02 billion during the year ended December 31, 2008 as compared to $4.68 billion during 2007. Our consolidated operating margin, as calculated on the attached Supplemental Schedules (without adjusting for the various items mentioned below), was 12.6% and 13.0% during the three-month periods ended December 31, 2008 and 2007, respectively, and 13.4% and 13.2% during the years ended December 31, 2008 and 2007, respectively.

“In what is proving to be an increasingly difficult operating environment, we are extremely proud of our significantly improved financial results in 2008” said Alan B. Miller, President and Chief Executive Officer. “We believe that our diversified business mix strategy and conservative balance sheet positions us well to weather the economic challenges we all face.”

As indicated on the attached Supplemental Schedules, our income from continuing operations and net income for the three and twelve-month periods ended December 31, 2008 and 2007 include various items such as: (i) a $25 million pre-tax charge recorded during 2008 to establish a reserve in connection with the government’s investigation of our South Texas Health System affiliates (see Other Matters below); (ii) reductions to our professional and general liability self-insured claims expense recorded during 2008 (partial liquidation proceeds from PHICO’s estate as discussed in Other Matters below) and 2007 (based upon the results of a reserve analysis); (iii) gains realized during each year from the sales of certain businesses, real property and other investments; (iv) the prior period effect of the Texas Medicaid supplemental payments and cost reports settlements that were reserved for during 2007; (v) other items recorded during 2007 including reserve for legal judgment and lawsuit, the write-down of the carrying-value of investment in a joint-venture and favorable income tax adjustment to reduce reserves due to the expiration of statute of limitations in various tax jurisdictions.

Acute Care Services:

At our acute care hospitals owned during both periods (“same facility basis”), inpatient admissions decreased 0.4% and patient days increased 1.4% during the fourth quarter of 2008, as compared to the fourth quarter of 2007. On a same facility basis, net revenues at our acute care facilities increased 2.2% during the fourth quarter of 2008 as compared to the comparable prior year quarter. Net revenue per adjusted admission at these facilities increased 3.3% during the fourth quarter of 2008 over the comparable prior year quarter. The operating margin at our acute care hospitals owned during both periods increased to 13.9% during the fourth quarter of 2008 as compared to 13.6% during the fourth quarter of 2007.

On a same facility basis, inpatient admissions increased 0.1% and patient days increased 0.8% during the year ended December 31, 2008 as compared to the prior year. Net revenues at these facilities increased 4.8% during 2008 as compared to 2007. Net revenue per adjusted admission at these facilities increased 4.8% during the year ended December 31, 2008 over the prior year. The operating margin at our acute care hospitals owned during both years increased to 14.5% during 2008 as compared to 13.7% during 2007.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $163 million and $140 million during the three-month periods ended December 31, 2008 and 2007, respectively, and $614 million and $562 million during the years ended December 31, 2008 and 2007, respectively.

Behavioral Health Care Services:

At our behavioral health facilities, on a same facility basis, inpatient admissions increased 0.7% and patient days decreased 0.2% during the fourth quarter of 2008 as compared to the fourth quarter of 2007. On a same facility basis, net revenues at our behavioral health facilities increased 4.0% during the fourth quarter of 2008 as compared to the comparable prior year quarter. Net revenue per adjusted patient day at these facilities increased 4.8% during the fourth quarter of 2008 over the comparable prior year quarter. The operating margin at our behavioral health facilities owned during both periods was 23.2% during the fourth quarter of 2008 as compared to 23.5% during the fourth quarter of 2007.

On a same facility basis, inpatient admissions increased 6.4% and patient days increased 3.2% during the year ended December 31, 2008 as compared to the prior year. On a same facility basis, net revenues at our behavioral health facilities increased 7.6% during 2008 as compared to 2007. Net revenue per adjusted patient day at these facilities increased 4.6% during 2008 over the prior year. The operating margin at our behavioral health facilities owned during both years was 23.9% during 2008 and 23.3% during 2007.

2009 Guidance:

During 2009, based upon current trends and subject to certain provisions and adjustments, including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures, we estimate that we will achieve earnings per diluted share from continuing operations of approximately $4.00 to $4.15 on projected net revenues of $5.34 billion.

During 2009, we expect to spend approximately $350 million to $400 million on capital expenditures, including approximately $220 million related to expenditures for capital equipment, renovations, new projects at existing hospitals and completion of major construction projects in progress at December 31, 2008.

Other Matters:

South Texas Health System affiliates investigation:

As previously disclosed, since November, 2005, the government has been investigating our South Texas Health System affiliates. The investigation has been focused on certain arrangements which, the government believes, may have violated Medicare and Medicaid rules and regulations pertaining to payments to physicians and the solicitation of patient referrals from physicians and other matters relating to payments to various individuals which may have constituted improper payments. We have been negotiating a possible settlement of this matter with the government and we expect to continue our discussions to attempt to resolve this matter in a manner satisfactory to us and the government. During 2008, we recorded a pre-tax charge of $25 million ($15 million of which was recorded during the fourth quarter of 2008) to establish a reserve in connection with this matter. However, there is no assurance that a settlement can be reached, and, should a settlement be reached, we are unable at this time to determine the ultimate settlement amount. Should we be unable to ultimately reach a settlement, we are unable at this time to determine the extent of the total financial and/or other exposure to us in connection with this matter.

PHICO estate liquidation:

For the years of 1998 through 2001, most of our subsidiaries were covered under commercial insurance policies with PHICO, a Pennsylvania based insurance company that was placed into liquidation in February, 2002. In January, 2009, a court order from the Commonwealth Court of Pennsylvania was executed in connection with the partial liquidation of the PHICO estate. As a result, during the fourth quarter of 2008, based upon our share of the undisputed and resolved claims made against the PHICO estate as of a specified date and as approved by the liquidator to the court, we recorded a $10 million reduction to our professional and general liability self-insured claims expense.

Divestitures of assets and businesses:

During the fourth quarter of 2008, we completed the sale of a 125-bed acute care hospital located in Lansdale, Pennsylvania. This transaction resulted in a pre-tax gain of approximately $13 million which is included in our financial results for the three and twelve-month periods ended December 31, 2008. In addition, included in our financial results for the twelve-month period ended December 31, 2008 is a combined pre-tax gain of $8 million from the sale of our ownership interest in a third-party provider of supply chain services, the sale our ownership interest in an outpatient surgery center and the sale of certain other real property assets.

Resignation of John F. Williams, M.D., Ed.D. from Our Board of Directors:

John F. Williams, M.D. has notified us that he intends to resign from our Board of Directors effective as of February 28, 2009. We thank Dr. Williams for his years of dedicated service to our Company and wish him well in his future endeavors.

Conference Call Information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on February 27, 2009. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on February 27, 2009 and will continue through midnight on March 13, 2009. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 83016509. This call will also be available live over the internet at our web site at

www.uhsinc.com. It will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2008), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2008. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
Net revenues	$1,237,402	$1,177,337	$5,022,417	$4,683,150

Operating charges:
Salaries, wages and benefits	532,667	510,442	2,133,181	2,004,995
Other operating expenses	267,021	244,909	1,044,278	982,614
Supplies expense	170,231	166,390	694,477	666,320
Provision for doubtful accounts	111,299	102,180	476,745	410,543
Depreciation and amortization	51,091	47,214	193,635	180,557
Lease and rental expense	16,861	17,462	69,882	67,867

	1,149,170	1,088,597	4,612,198	4,312,896

Income before interest expense, minority interests and income taxes	88,232	88,740	410,219	370,254

Interest expense, net	13,060	12,983	53,207	51,626
Minority interests in earnings of consolidated entities	6,671	10,710	40,693	43,361

Income before income taxes	68,501	65,047	316,319	275,267

Provision for income taxes	28,026	25,357	123,378	104,625

Income from continuing operations	40,475	39,690	192,941	170,642

Income (loss) from discontinued operations, net of income tax expense (a)	6,002	264	6,436	(255)

Net income	$46,477	$39,954	$199,377	$170,387

Basic earnings (loss) per share: (b)
From continuing operations	$0.81	$0.75	$3.81	$3.20
From discontinued operations	0.12	—	0.13	(0.01)

Total basic earnings per share	$0.93	$0.75	$3.94	$3.19

Diluted earnings per share: (b)
From continuing operations	$0.81	$0.75	$3.80	$3.18
From discontinued operations	0.12	—	0.13	—

Total diluted earnings per share	$0.93	$0.75	$3.93	$3.18

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
(a) Calculation of income (loss) from discontinued operations, net of income tax:

(Loss) income from operations, net of minority interest	$(3,702)	$427	$(2,996)	$(411)
Gain on divestiture	13,413	—	13,413	—

Income (loss) from discontinued operations, pre-tax	9,711	427	10,417	(411)
Income tax (expense) benefit	(3,709)	(163)	(3,981)	156

Income (loss) from discontinued operations, net of taxes	$6,002	$264	$6,436	$(255)

(b) Earnings per share calculation:

Basic:
Income from continuing operations	$40,475	$39,690	$192,941	$170,642
Less: Dividends on unvested restricted stock, net of taxes	(10)	(17)	(49)	(79)

Income from continuing operations - basic	40,465	39,673	192,892	170,563
Income (loss) from discontinued operations	6,002	264	6,436	(255)

Net income - basic	$46,467	$39,937	$199,328	$170,308

Weighted average number of common shares - basic	50,008	53,051	50,611	53,381

Basic earnings (loss) per share:
From continuing operations	$0.81	$0.75	$3.81	$3.20
From discontinued operations	0.12	0.00	0.13	(0.01)

Total basic earnings per share	$0.93	$0.75	$3.94	$3.19

Diluted:
Income from continuing operations	$40,475	$39,690	$192,941	$170,642
Less: Dividends on unvested restricted stock, net of taxes	(10)	(17)	(49)	(79)

Income from continuing operations - diluted	40,465	39,673	192,892	170,563
Income (loss) from discontinued operations	6,002	264	6,436	(255)

Net income - diluted	$46,467	$39,937	$199,328	$170,308

Weighted average number of common shares	50,008	53,051	50,611	53,381
Add: Other share equivalents	189	182	165	188

Weighted average number of common shares and equiv. - diluted	50,197	53,233	50,776	53,569

Diluted earnings per share:
From continuing operations	$0.81	$0.75	$3.80	$3.18
From discontinued operations	0.12	0.00	0.13	0.00

Total diluted earnings per share	$0.93	$0.75	$3.93	$3.18

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended December 31, 2008 and 2007

(in thousands, except per share amounts)

	Three months ended December 31, 2008		Three months ended December 31, 2007
Net revenues	$1,237,402	100.0%	$1,177,337	100.0%

Operating charges:
Salaries, wages and benefits	532,667	43.0%	510,442	43.4%
Other operating expenses	267,021	21.6%	244,909	20.8%
Supplies expense	170,231	13.8%	166,390	14.1%
Provision for doubtful accounts	111,299	9.0%	102,180	8.7%

	1,081,218	87.4%	1,023,921	87.0%

Operating income/margin	156,184	12.6%	153,416	13.0%

Lease and rental expense	16,861		17,462
Minority interests in earnings of consolidated entities	6,671		10,710

Earnings before hurricane related expenses, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	132,652		125,244

Depreciation and amortization	51,091		47,214
Interest expense, net	13,060		12,983

Income before income taxes	68,501		65,047

Provision for income taxes	28,026		25,357

Income from continuing operations	40,475		39,690

Income from discontinued operations, net of income taxes	6,002		264

Net income	$46,477		$39,954

	Three months ended December 31, 2008		Three months ended December 31, 2007
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$40,475	$0.81	$39,690	$0.75
Plus/minus adjustments:
South Texas Health System affiliates reserve, net of income taxes	9,153	0.18	—	—
PHICO estate liquidation proceeds, net of income taxes	(5,968)	(0.12)	—	—

Subtotal after-tax adjustments to income from continuing operations	3,185	0.06	—	—

Adjusted income from continuing operations	$43,660	$0.87	$39,690	$0.75

Calculation of Adjusted Net Income
Net income	$46,477	$0.93	$39,954	$0.75
After-tax adjustments to income from continuing operations, as indicated above	3,185	0.06	—	—
After-tax gain on divestiture	(8,287)	(0.17)	—	—

Adjusted net income	$41,375	$0.82	$39,954	$0.75

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the twelve months ended December 31, 2008 and 2007

(in thousands, except per share amounts)

	Twelve months ended December 31, 2008		Twelve months ended December 31, 2007
Net revenues	$5,022,417	100.0%	$4,683,150	100.0%

Operating charges:
Salaries, wages and benefits	2,133,181	42.5%	2,004,995	42.8%
Other operating expenses	1,044,278	20.8%	982,614	21.0%
Supplies expense	694,477	13.8%	666,320	14.2%
Provision for doubtful accounts	476,745	9.5%	410,543	8.8%

	4,348,681	86.6%	4,064,472	86.8%

Operating income/margin	673,736	13.4%	618,678	13.2%

Lease and rental expense	69,882		67,867
Minority interests in earnings of consolidated entities	40,693		43,361

Earnings before hurricane related expenses, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	563,161		507,450

Depreciation and amortization	193,635		180,557
Interest expense, net	53,207		51,626

Income before income taxes	316,319		275,267

Provision for income taxes	123,378		104,625

Income from continuing operations	192,941		170,642

Income (loss) from discontinued operations, net of income taxes	6,436		(255)

Net income	$199,377		$170,387

	Twelve months ended December 31, 2008		Twelve months ended December 31, 2007
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$192,941	$3.80	$170,642	$3.18
Plus/minus adjustments:
Gain on sale of real property and other investment, net of income taxes	(4,894)	(0.09)	(1,364)	(0.02)
South Texas Health System affiliates reserve, net of income taxes	15,255	0.30	—	—
PHICO estate liquidation proceeds, net of income taxes	(5,968)	(0.12)	—	—
Reduction of professional and general liability expense, net of minority interests and income taxes	—	—	(10,104)	(0.19)
Unfavorable prior period effect of Texas Medicaid supplemental payments and cost report settlements, net of income taxes	—	—	3,419	0.07
Favorable tax reserve adjustment	—	—	(2,079)	(0.04)
Reserve for legal judgment and lawsuit, net of income taxes	—	—	2,307	0.04
Write-down of investment in joint-venture, net of income taxes	—	—	1,612	0.03

Subtotal after-tax adjustments to income from continuing operations	4,393	0.09	(6,209)	(0.11)

Adjusted income from continuing operations	$197,334	$3.89	$164,433	$3.07

Calculation of Adjusted Net Income
Net income	$199,377	$3.93	$170,387	$3.18
After-tax adjustments to income from continuing operations, as indicated above	4,393	0.09	(6,209)	(0.11)
After-tax gain on divestiture	(8,287)	(0.17)	—	—

Adjusted net income	$195,483	$3.85	$164,178	$3.07

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2008	December 31, 2007
Assets:
Cash and cash equivalents	$5,460	$16,354
Accounts receivable, net	625,437	627,186
Other current assets	136,940	131,307
Current assets held for sale	21,580	—
Property, plant and equipment, net	2,100,292	1,933,916
Other assets	852,753	899,894

Total Assets	$3,742,462	$3,608,657

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$8,708	$3,116
Other current liabilities	552,417	484,595
Other noncurrent liabilities	407,652	344,755
Long-term debt	990,661	1,008,786
Deferred income taxes	12,439	40,022
Minority interests	226,735	210,184
Stockholders’ equity	1,543,850	1,517,199

Total Liabilities and Stockholders’ Equity	$3,742,462	$3,608,657

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Twelve months ended December 31,
	2008	2007
Cash Flows from Operating Activities:
Net income	$199,377	$170,387
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	195,766	183,281
Gains on sales of assets and businesses, net of losses	(21,464)	(3,722)
Provision for settlements	25,000	—
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	22,445	(13,050)
Construction management and other receivable	(20,693)	1,510
Accrued interest	(123)	2,143
Accrued and deferred income taxes	(3,483)	9,648
Other working capital accounts	3,878	(26,547)
Other assets and deferred charges	21,003	(4,700)
Other	16,928	8,688
Minority interest in earnings of consolidated entities, net of distributions	9,614	10,334
Accrued insurance expense, net of commercial premiums paid	73,413	64,131
Payments made in settlement of self-insurance claims	(58,561)	(53,608)

Net cash provided by operating activities	463,100	348,495

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(354,537)	(339,813)
Proceeds received from sale of assets	82,062	6,818
Settlement proceeds received related to prior year acquisition, net of expenses	1,539	—
Investment in joint-venture	(1,249)	—
Acquisition of assets and businesses	(23,481)	(101,792)
Purchase of minority ownership interest in majority owned business	(1,058)	(14,762)

Net cash used in investing activities	(296,724)	(449,549)

Cash Flows from Financing Activities:
Additional borrowings	151,129	183,206
Reduction of long-term debt	(166,557)	(8,716)
Repurchase of common shares	(149,404)	(74,091)
Dividends paid	(16,150)	(17,169)
Issuance of common stock	2,354	2,264
Financing costs	(975)	(588)
Capital contributions from minority member	2,333	17,563

Net cash (used in) provided by financing activities	(177,270)	102,469

(Decrease) increase in cash and cash equivalents	(10,894)	1,415
Cash and cash equivalents, beginning of period	16,354	14,939

Cash and cash equivalents, end of period	$5,460	$16,354

Supplemental Disclosures of Cash Flow Information:
Interest paid	$62,285	$58,567

Income taxes paid, net of refunds	$130,379	$93,519

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

	% Change Quarter Ended 12/31/2008	% Change 12 months ended 12/31/2008
Acute Care Hospitals
Revenues	2.2%	4.8%
Adjusted Admissions	-1.0%	0.0%
Adjusted Patient Days	0.7%	0.7%
Revenue Per Adjusted Admission	3.3%	4.8%
Revenue Per Adjusted Patient Day	1.4%	4.1%

Behavioral Health Hospitals

Revenues	4.0%	7.6%
Adjusted Admissions	0.3%	6.1%
Adjusted Patient Days	-0.6%	2.9%
Revenue Per Adjusted Admission	3.9%	1.4%
Revenue Per Adjusted Patient Day	4.8%	4.6%

UHS Consolidated

	Fourth Quarter Ended		Twelve months Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007
Revenues	$1,237,402	$1,177,337	$5,022,417	$4,683,150
EBITDA (1) (5)	132,652	125,244	563,161	507,450
EBITDA Margin (1)	10.7%	10.6%	11.2%	10.8%

Cash Flow From Operations	67,157	25,714	463,100	348,495
Days Sales Outstanding	47	49	46	49
Capital Expenditures	114,657	76,447	354,537	339,813

Debt			999,369	1,011,902
Shareholders Equity			1,543,850	1,517,199
Debt / Total Capitalization			39.3%	40.0%
Debt / EBITDA (2)			1.77	1.99
Debt / Cash From Operations (2)			2.16	2.90

Acute Care EBITDAR Margin (3) (4) (5)	13.6%	13.1%	14.1%	13.7%
Behavioral Health EBITDAR Margin (3) (4)	22.7%	22.8%	23.3%	22.9%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest
(4)	Excluding discontinued operations
(5)	2008 Acute care margin excludes $25.1 million South Texas Reserve

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

DECEMBER 31, 2008

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	12/31/08	12/31/07	% change	12/31/08	12/31/07	% change
Hospitals owned and leased	22	22	0.0%	81	85	-4.7%
Average licensed beds	5,450	5,415	0.6%	7,742	7,573	2.2%
Patient days	291,885	285,286	2.3%	505,028	517,818	-2.5%
Average daily census	3,172.7	3,100.9	2.3%	5,489.4	5,628.5	-2.5%
Occupancy-licensed beds	58.2%	57.3%	1.7%	70.9%	74.3%	-4.6%
Admissions	65,302	64,425	1.4%	31,325	30,548	2.5%
Length of stay	4.5	4.4	0.9%	16.1	17.0	-4.9%

Inpatient revenue	$2,292,917	$2,075,508	10.5%	$484,524	$467,737	3.6%
Outpatient revenue	906,669	850,047	6.7%	64,741	62,362	3.8%
Total patient revenue	3,199,586	2,925,555	9.4%	549,265	530,099	3.6%
Other revenue	16,837	14,881	13.1%	8,096	7,750	4.5%
Gross hospital revenue	3,216,423	2,940,436	9.4%	557,361	537,849	3.6%

Total deductions	2,323,146	2,088,830	11.2%	247,251	239,349	3.3%

Net hospital revenue	$893,277	$851,606	4.9%	$310,110	$298,500	3.9%

SAME FACILITY:

	ACUTE (2)			BEHAVIORAL HEALTH (3)
	12/31/08	12/31/07	% change	12/31/08	12/31/07	% change
Hospitals owned and leased	22	22	0.0%	81	81	0.0%
Average licensed beds	5,285	5,290	-0.1%	7,546	7,354	2.6%
Patient days	283,507	279,560	1.4%	500,848	501,869	-0.2%
Average daily census	3,081.6	3,038.7	1.4%	5,444.0	5,455.1	-0.2%
Occupancy-licensed beds	58.3%	57.4%	1.5%	72.1%	74.2%	-2.7%
Admissions	62,860	63,092	-0.4%	30,652	30,449	0.7%
Length of stay	4.5	4.4	1.8%	16.3	16.5	-0.9%

(1)	Acute care hospitals located in New Orleans and discontinued operations are excluded in 2007 and 2008.
(2)	Acute care hospitals located in New Orleans, discontinued operations and Centennial Hills Hospital are excluded in current and prior years.
(3)	Casa de Lago, Central Florida, Summit Ridge Hospital and Shenandoah Valley are excluded in both current and prior years. Highlands Behavioral is included in both current and prior years from March 1st through year to date. Dover Behavioral is included in both current and prior years from May 1st through year to date. Foundations Behavioral is included in both current and prior years from July 1st through year to date. Cottonwood Treatment is included in both current and prior years from August 1st through year to date. Broad Horizons, Highlander RTC, Midwest Youth and Vista Group Homes are excluded in both current and prior years from July 1st through year to date.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE TWELVE MONTHS ENDED

DECEMBER 31, 2008

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	12/31/08	12/31/07	% change	12/31/08	12/31/07	% change
Hospitals owned and leased	22	22	0.0%	81	85	-4.7%
Average licensed beds	5,452	5,417	0.6%	7,658	7,573	1.1%
Patient days	1,200,672	1,172,130	2.4%	2,085,114	2,007,119	3.9%
Average daily census	3,280.5	3,211.3	2.2%	5,697.0	5,499.0	3.6%
Occupancy-licensed beds	60.2%	59.3%	1.5%	74.4%	72.6%	2.5%
Admissions	268,207	262,147	2.3%	129,553	119,730	8.2%
Length of stay	4.5	4.5	0.1%	16.1	16.8	-4.0%

Inpatient revenue	$9,292,596	$8,375,435	11.0%	$1,951,560	$1,806,835	8.0%
Outpatient revenue	3,655,051	3,382,862	8.0%	258,022	235,920	9.4%
Total patient revenue	12,947,647	11,758,297	10.1%	2,209,582	2,042,755	8.2%
Other revenue	72,578	58,661	23.7%	34,330	29,688	15.6%
Gross hospital revenue	13,020,225	11,816,958	10.2%	2,243,912	2,072,443	8.3%

Total deductions	9,350,721	8,406,590	11.2%	992,796	926,365	7.2%

Net hospital revenue	$3,669,504	$3,410,368	7.6%	$1,251,116	$1,146,078	9.2%

SAME FACILITY:

	ACUTE (2)			BEHAVIORAL HEALTH (3)
	12/31/08	12/31/07	% change	12/31/08	12/31/07	% change
Hospitals owned and leased	22	22	0.0%	81	81	0.0%
Average licensed beds	5,287	5,292	-0.1%	7,443	7,231	2.9%
Patient days	1,158,353	1,149,422	0.8%	2,038,217	1,974,322	3.2%
Average daily census	3,164.9	3,149.1	0.5%	5,568.9	5,409.1	3.0%
Occupancy-licensed beds	59.9%	59.5%	0.6%	74.8%	74.8%	0.0%
Admissions	256,873	256,681	0.1%	127,226	119,585	6.4%
Length of stay	4.5	4.5	0.7%	16.0	16.5	3.0%

(1)	Acute care hospitals located in New Orleans and discontinued operations are excluded in 2007 and 2008.
(2)	Acute care hospitals located in New Orleans, discontinue operations and Centennial Hills Hospital are excluded in current and prior years.
(3)	Casa de Lago, Central Florida, Summit Ridge Hospital and Shenandoah Valley are excluded in both current and prior years. Highlands Behavioral is included in both current and prior years from March 1st through year to date. Dover Behavioral is included in both current and prior years from May 1st through year to date. Foundations Behavioral is included in both current and prior years from July 1st through year to date. Cottonwood Treatment is included in both current and prior years from August 1st through year to date. Broad Horizons, Highlander RTC, Midwest Youth and Vista Group Homes are excluded in both current and prior years from July 1st through year to date.